Exhibit 10.1

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) is made and entered into at 3:30 p.m. on April 6, 2020, by and among Eshelman Ventures, LLC, a North Carolina limited liability company (the “Investor”), Aravive, Inc., a Delaware corporation (the “Company”), and, solely for purposes of Article IV and Article V, Fredric N. Eshelman, Pharm.D. (the “Incoming Chairman”).

WITNESSETH:

WHEREAS, the Company’s board of directors (the “Board”) has determined that it is advisable and in the best interests of the Company and its stockholders to appoint the Incoming Chairman as a director and the chairman of the Company’s Board, effective following the closing of the transactions contemplated by this Agreement;

WHEREAS, the Investor is wholly owned by the Incoming Chairman; and

WHEREAS, as an inducement to the Incoming Chairman’s willingness to serve on the Board and in order to align the interests of the Incoming Chairman with the Company’s stockholders, the Company has agreed to offer the Investor the right to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

SALE AND PURCHASE

Section 1.1Purchased Shares.  The Company agrees to sell and issue to the Investor, and the Investor agrees to purchase and accept from the Company, 931,098 shares of Common Stock (the “Purchased Shares”).

Section 1.2Closing.  The closing of the sale and purchase of the Purchased Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m., New York City time, on April 7, 2020, or such other time mutually agreed upon by the Investor and the Company.  It shall be a condition to Investor’s obligation to close the transactions contemplated by this Agreement that (i) the Board determination set forth in the first “Whereas” clause hereto shall be in full force and effect and shall not have been revoked and (iii) each of Messrs. Akkaraju, Hoffman and Shepard and Ms. Hemrajani have irrevocably agreed to resign from the Board upon, and subject to the closing of the transactions contemplated by this Agreement.

Section 1.3Purchase Price; Delivery of Purchased Shares.  At the Closing, (a) the Investor shall deliver to the Company cash in an aggregate amount equal to $5,000,000, payable by wire transfer of immediately available funds to the account or accounts specified by the Company, and (b) the Company shall deliver irrevocable instructions to the Company’s transfer agent to issue the Purchased Shares to the Investor in book-entry form.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor, as of the Closing, as follows:

Section 2.1Organization, Good Standing, Corporate Power and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company’s business, assets, properties or results of operations.

Section 2.2Issuance of the Purchased Shares.  The Purchased Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer set forth in this Agreement, applicable state, federal or foreign securities laws and liens or encumbrances created by or imposed by the Investor or its affiliates.  Assuming the accuracy of the representations and warranties of the Investor in Article III of this Agreement, the Purchased Shares will be issued in compliance with all applicable state, federal and foreign securities laws.

Section 2.3Authorization; Validity of Agreement.  The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor and the Incoming Chairman, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  The execution and delivery of, and the performance of the Company’s obligations under, this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the affirmative vote of a majority of the members of the Board.  No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.  The Board has duly adopted resolutions appointing the Incoming Chairman as a director on, and chairman of, the Board, effective immediately following the Closing, and such resolutions have not been rescinded, revoked or withdrawn and remain in full force and effect.

Section 2.4No Conflict or Violation.  The execution, delivery and performance by the Company of this Agreement does not trigger any pre-emptive or similar rights, does not violate or conflict with any provision of its Amended and Restated Certificate of Incorporation, as amended, or its Amended and Restated Bylaws, and does not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement or other material agreement or instrument to which the Company is a party or by which it is bound.

Section 2.5Consents and Approvals.  Assuming the accuracy of the representations and warranties made by the Investor in Article III of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for the filing with the SEC, as defined below, of a Current Report on Form 8-K, and, if applicable, the filing of a Supplemental Listing Application with the Nasdaq Global Select Market with respect to the Purchased Shares and filings pursuant to Regulation D of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, all of which have been made or will be made in a timely manner.

Section 2.6No Broker.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company.

Section 2.7No Material Misstatements or Omissions.  None of the documents filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company during the twelve months immediately prior to the Closing contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company, as of the Closing, as follows:

Section 3.1Organization, Good Standing, Corporate Power and Qualification.  The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of North Carolina and has all requisite limited liability company power and authority to carry on its business as presently conducted.  The Investor is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Investor’s ability to perform its obligations under this Agreement.  The Incoming Chairman is the sole member of the Investor, and no other Person owns any equity interest in, or has a right to acquire any equity interest in, the Investor.

Section 3.2Authority; Validity of Agreement.  The Investor has the limited liability company power and authority to enter into this Agreement and to carry out its obligations hereunder.  This Agreement has been duly and validly executed and delivered by the Investor and the Incoming  Chairman and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Investor and the Incoming Chairman enforceable against the Investor and the Incoming Chairman in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law).  No other limited liability company proceedings are necessary for the execution and delivery by the Investor of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

Section 3.3No Conflict or Violation.  The execution, delivery and performance by the Investor and the Incoming Chairman of this Agreement does not violate or conflict with any provision of the Investor’s organizational documents and does not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, lease, loan agreement, mortgage, security agreement or other material agreement or instrument to which the Investor or the Incoming Chairman is a party or by which either of them is bound.

Section 3.4Consents and Approvals.  Assuming the accuracy of the representations and warranties made by the Company in Article II of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority is required on the part of the Investor or the Incoming Chairman in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for filings with the SEC under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended.

Section 3.5Exemption from Securities Act.  The Investor has been advised and understands that (a) the issuance and sale hereunder of the Purchased Shares have not been registered under the Securities Act, or any state securities laws and, therefore, they cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available, (b) the Investor may be required to hold, and continue to bear the economic risk of its investment in, the Purchased Shares indefinitely, unless the offer and sale of such Purchased Shares is subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available, (c) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of the Purchased Shares and (d) when and if the Purchased Shares may be disposed of without registration under the Securities Act in reliance on Rule 144 promulgated under the Securities Act, the amount of Purchased Shares that may be disposed of may be limited in accordance with the terms and conditions of such rule. Investor is not investing in the shares to be issued hereby as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting

Section 3.6Accredited Investor.  The Investor is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement.  The Investor is able to bear the economic risk of its investment in the Company (including a complete loss of such investment).

Section 3.7Investment Purpose.  The Investor is acquiring the Purchased Shares solely for its own account for investment and not with a view toward the distribution thereof.

Section 3.8Economic Risk.  The Investor understands that it must bear the economic risk of this investment indefinitely unless the Purchased Shares are registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of the Purchased Shares is qualified under applicable state securities laws or an exemption from such qualification is available.  The Investor further understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Investor to transfer any or all of the Purchased Shares, in the amounts, or at the time the Investor might propose.  The Investor has independently and without reliance upon the Company, any affiliate thereof or any agent of the foregoing (other than reliance on the representations and warranties in Article II), and based on such documents and information as the Investor has deemed appropriate, made its own appraisal of an investigation into the business, operations, property, financial and other condition of the Company and made its own investment decision with respect to the investment represented by the Purchased Shares.  The Investor has consulted, to the extent deemed appropriate by the Investor, with the Investor’s own advisers as to the financial, tax, legal and related matters concerning an investment in the Purchased Shares and on that basis understands the financial, legal, tax and related consequences of an investment in the Purchased Shares, and believes that an investment in the Purchased Shares is suitable and appropriate for the Investor.

Section 3.9Excluded Information.  The Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the transactions contemplated by this Agreement.  The Investor acknowledges that the Company is privy to material, non-public information not known to the Investor (the “Excluded Information”) and that the Excluded Information could be material to the Investor’s decision to acquire the Purchased Shares.  Subject to Section 2.7, the Investor hereby agrees that the Company shall not be obligated to disclose any Excluded Information or have any liability to the Investor with respect to any such non-disclosure.  Subject to Section 2.7, the Investor understands and agrees that the Company makes no representation or warranty whatsoever with respect to the business, condition (financial or otherwise), properties, prospects, creditworthiness, status or affairs of the Company or with respect to the value of the Purchased Shares.  Subject to Section 2.7, the Investor hereby irrevocably and unconditionally waives and releases, to the fullest extent permitted by law, any and all claims, causes of action (whether for damages, rescission or any other relief, at law or in equity, including but not limited to damages based on common law fraud) it has or may have against the Company or its affiliates and its and their respective officers, directors, employees, representatives, agents, partners, successors and assigns, in connection with, relating to or arising out of the nondisclosure of the Excluded Information, and the Investor has not assigned or transferred any such claims and agrees not to solicit or encourage, directly or indirectly, any other person to assert such a claim.  The Investor further confirms that it understands the significance of the foregoing waiver.

Section 3.10No Broker.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor or the Incoming Chairman.

ARTICLE IV

certain covenants

Section 4.1Transfer Restrictions.

(a)Prior to the six-month anniversary of the Closing, (i) the Investor shall not, directly or indirectly, Transfer any Purchased Shares or issue any equity interests in the Investor or grant any rights to acquire any equity interest in the Investor and (ii) the Incoming Chairman shall not, directly or indirectly, Transfer any equity interests in the Investor, in each case, except for Transfers to Permitted Transferees.

(b)A Permitted Transferee of the Purchased Shares or equity interests in the Investor pursuant to this Agreement may subsequently Transfer his, her or its Purchased Shares or equity interests in the Investor only to the Incoming Chairman, the Investor or to a Person that is a Permitted Transferee.  Each Permitted Transferee shall, and the Incoming Chairman and the Investor shall use their respective best efforts to cause such Permitted Transferee to, Transfer back to the Incoming Chairman or the Investor (or to another Permitted Transferee) the Purchased Shares or equity interests in the Investor acquired by it if such Permitted Transferee ceases to be a Permitted Transferee.

(c)Any Transfer of the Purchased Shares or equity interests in the Investor in violation of this Section 4.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction in the Purchased Shares on the books of the Company.

(d)Notwithstanding anything to the contrary herein, nothing set forth in this Section 4.1 shall prohibit (i) the Transfer of the Purchased Shares pursuant to the terms of a Buyout Transaction or (ii) the pledge of the Purchased Shares as security or collateral.

(e)For purposes of this Agreement, the following terms have the following meanings:

“Buyout Transaction” shall mean a tender offer, exchange offer, merger, consolidation, acquisition, business combination or similar transaction that has been approved by the Board, that offers each holder of Common Stock (other than, if applicable, the Person proposing such transaction or other Persons participating in such transaction, including Persons who roll over their Common Stock) the opportunity to receive with respect to such holder’s Common Stock the same consideration per share of Common Stock (which shall include, without limitation, cash and share election transactions) or otherwise contemplates the acquisition of Common Stock beneficially owned by each such holder for the same consideration (which shall include, without limitation, cash and share election transactions); provided that the decision by certain holders to roll over their Common Stock shall not exclude such a transaction from being considered a Buyout Transaction.

“Permitted Transferees” shall mean (a) the Incoming Chairman, (b) the Incoming Chairman’s spouse or direct lineal descendants (including by adoption), (c) any trust established for the sole benefit of the Incoming Chairman or the Incoming Chairman’s spouse or direct lineal descendants (including by adoption), (d) any Person in which the direct or indirect and beneficial owner of all voting securities of such Person is the Incoming Chairman or the Incoming Chairman’s spouse or direct lineal descendants (including by adoption) and (e) the Incoming Chairman’s heirs, executors, administrators or personal representatives upon the death, incompetency or disability of the Incoming Chairman; provided that, any such Person shall only be a Permitted Transferee if such Person agrees in writing to be bound by the terms of this Section 4.1.

“Person” shall mean an individual, partnership (whether general or limited), joint-stock company, corporation, limited liability company, joint venture, estate, trust or unincorporated organization, and any government or agency or political subdivision thereof.

“Representatives,” shall mean, with respect to the Company, its principals, directors, officers, employees, general partners, members, agents, representatives, attorneys, accountants and advisors acting at the direction or on behalf of the Company.

“Transfer” shall mean, with respect to the Common Stock or equity interests in the Investor, any (a)  sale, assignment, transfer or other disposition, (b) purchase, sale or trading of puts, calls, options, variable forward contracts, equity swaps, collars or other derivative securities based thereon or (c) short sale of such security.

Section 4.2Confidentiality.  (a) The Investor acknowledges that in connection with the sale and purchase of the Purchased Shares it has received certain confidential information relating to the Company and its subsidiaries.  The Investor hereby agrees, as set forth below, to treat confidentially such information furnished to it by the Company or by its Representatives, whether furnished before or after the date of this Agreement and whether written, oral or electronic, together with all analyses, compilations, forecasts, interpretations, summaries, notes, data, studies or other documents or records prepared by the Investor which contain or otherwise reflect or are generated from, in whole or in part, such information (collectively, the “Confidential Information”).  The Investor hereby agrees that the Confidential Information will not be used other than for the purpose of evaluating the purchase of the Purchased Shares, and that such information will be kept confidential by it.  Notwithstanding the foregoing, if the Investor is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then it will notify the Company of such request or requirement so that the Company may seek an appropriate protective order and/or waive the Investor’s compliance with the provisions of this Section 4.2.  The Investor hereby agrees to reasonably cooperate with the Company in any effort to obtain such a protective order or otherwise limit any disclosure.  If in the absence of a protective order or the receipt of a waiver hereunder, the Investor is nonetheless legally required to disclose Confidential Information to any tribunal, then the Investor, after notice to the Company, may disclose solely such information legally required to be disclosed to such tribunal.  The Investor shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information so disclosed.  The obligations set forth in this Section 4.2 shall be inoperative as to particular portions of the Confidential Information if such information (i) is or becomes generally available to the public other than as a result of a disclosure by the Incoming Chairman or the Investor, (ii) was available to the Investor on a non-confidential basis prior to its disclosure to the Investor by the Company or its Representatives or (iii) becomes available to the Investor on a non-confidential basis from a source other than the Company or its Representatives, provided that such source is not known by the Investor to be bound by a confidentiality agreement with the Company or its Representatives and is not to the Investor’s knowledge otherwise prohibited from transmitting the information to it by a contractual, legal or fiduciary obligation. The fact that information included in the Confidential Information is or becomes otherwise available to the Investor under clauses (i) through (iii) above shall not relieve the Investor of the prohibitions of the confidentiality provisions of this Section 4.2 with respect to the balance of the Confidential Information.

(b)The Company and the Incoming Chairman agree that the Confidentiality Agreement, dated March 21, 2020, by and between the Company and the Incoming Chairman shall terminate concurrently with the effectiveness of the Incoming Chairman’s appointment as a director of the Company, it being understood and agreed that all Confidential Information of the Company (as defined therein) shall continue to be subject to the Incoming Chairman’s fiduciary duties as a director and policies and procedures generally applicable to directors of the Company

Section 4.3Registration Rights.  The Company shall use commercially reasonable efforts to file and cause to be declared effective, not later than the six-month anniversary of the Closing, a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) with respect to those Purchased Shares which are not otherwise registered under the Securities Act, to provide the Investor and any of its Permitted Transferees, if applicable, with the ability to resell such Purchased Shares from time to time in accordance with the methods of distribution elected by such Persons and as set forth in the Shelf Registration Statement.  The Company shall provide the Investor with drafts of the Shelf Registration Statement and all related documents and duly consider any comments thereon provided by the Investor or its advisors.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.1Successors and Assigns; No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors.  No party hereto shall assign or delegate any of the rights or obligations created under this Agreement without the prior written consent of the other parties hereto.  Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

Section 5.2Fees and Expenses.  All Company legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company. If the Closing occurs, the Company shall also pay up to $50,000 for the Investor’s legal, accounting and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, which shall include fees incurred in reviewing the Shelf Registration Statement and related documentation.

Section 5.3Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile to the number set out below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight courier service, (d) when transmitted via e-mail (including via attached pdf document) to the e-mail address set out below, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (e) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address, facsimile number or e-mail address set forth below (or such other address, facsimile number or e-mail address as a party may specify by notice to another party in accordance with this Section 5.3):

If to the Investor or the Incoming Chairman, to:

Eshelman Ventures, LLC

319 North 3rd Street, Suite 301

Wilmington, NC  28401

Fax:  (910) 399-2801

Attention: Fredric N. Eshelman

E-mail:  Fred@eshelmanventures.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, NY  10281

Fax:  (212) 504-6666

Attention:  Christopher T. Cox, Esq.

E-mail:  chris.cox@cwt.com

If to the Company, to:

Aravive, Inc.

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77908

Attention: Gail McIntyre

E-mail: Gail@aravive.com

with a copy (which shall not constitute notice) to:

Gracin & Marlow, LLP

Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Fax:(212) 208-4657

Attention: Leslie Marlow, Esq.

E-mail: lmarlow@gracinmarlow.com

Section 5.4Entire Agreement.  This Agreement represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein.  This Agreement and the agreements contemplated hereby supersede all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 5.5Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.

Section 5.6Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 5.7Signatures and Counterparts.  This Agreement may be executed and delivered (including by facsimile or e-mail transmission) in two (2) or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 5.8Legal Counsel and Interpretation.  Each of the parties hereto acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 5.9Survival.  All covenants, agreements, representations and warranties made herein shall survive the execution and delivery hereof.

Section 5.10Specific Performance.  The parties acknowledge and agree that irreparable injury would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages).  It is accordingly agreed that the parties shall be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof.  The parties further agree not to take action, directly or indirectly, in opposition to the party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.  This Section 5.10 is not the exclusive remedy for any violation of this Agreement.

Section 5.11Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

Section 5.12Jurisdiction; Waiver of Jury Trial.

(a)Each of the Investor, the Incoming Chairman and the Company hereby irrevocably and unconditionally submit, for itself and its or his property, to the exclusive jurisdiction of any New York State court, or, if under applicable law, exclusive jurisdiction over such matters is vested in the Federal courts, any Federal court, in each case located in the Borough of Manhattan, City of New York, State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and the Investor, the Incoming Chairman and the Company hereby irrevocably and unconditionally (i) agree not to commence any such action or proceeding except in such courts, (ii) agree that any claim in respect of any such action or proceeding may be heard and determined in such State court or, to the extent required by law, in such Federal court, (iii) waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and (iv) waive, to the fullest extent permitted by law, (x) any claim that such party is not personally subject to the jurisdiction of any such court, (y) any claim that such party and such party’s property is immune from any legal process issued by any such court and (z) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.  The Investor, the Incoming Chairman and the Company agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.3.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(b)EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH

OTHER PARTY WOULD NOT, IN THE EVENT OF ANY CLAIM, ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

Section 5.13No Other Representations or Warranties.

(a)Except for the representations and warranties contained in Article II, each of the Investor and the Incoming Chairman acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or its subsidiaries or with respect to any other information made available to the Investor and the Incoming Chairman in connection with the Investor’s investment in the Purchased Shares.

(b)Except for the representations and warranties contained in Article III, the Company acknowledges that none of the Investor, the Incoming Chairman or any other Person on behalf of the Investor or the Incoming Chairman makes any other express or implied representation or warranty with respect to the transactions contemplated hereby.

Section 5.14Termination.   In the event that the conditions to Closing set forth in Section 1.2  are not fulfilled by April 10, 2020, then this Agreement shall automatically terminate without any action by any party hereto, and the parties shall have no further rights and obligations hereunder.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:

ARAVIVE, INC.

By:	/s/ Vinay Shah Name: Vinay Shah Title: Chief Financial Officer

INVESTOR:

ESHELMAN VENTURES, LLC

By:	/s/ Fredric N. Eshelman Name: Fredric N. Eshelman Title: Manager

FREDric N. ESHELMAN
(solely for purposes of Article IV and Article V)

/s/ Fredric N. Eshelman

[Signature page to Investment Agreement]